EX 99.1

March 16, 2010

Ms. Carol Dore-Falcone

Senior Vice President and Chief Financial Officer

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, FL 33777

Re: GeoPharma, Inc. (the "Company") - Staff Determination

Nasdaq Symbol: GORX

Dear Ms. Dore-Falcone:

On September 15, 2009, Staff notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 15, 2010, to regain compliance with the bid price rule.

The Company has not regained compliance and is not eligible for an additional 180 calendar day compliance period given that it does not meet the The Nasdaq Capital Market initial listing standard set forth in Listing Rule 5505.1 Accordingly, its securities will be delisted from The Nasdaq Capital Market. In that regard, unless the Company requests an appeal of this determination as described below, trading of the Company's common stock will be suspended at the opening of business on March 25, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

1 Please see "Nasdaq Reference Links."

In addition, on November 25, 2009, Staff notified the Company that it did not comply with Nasdaq's minimum $2,500,000 stockholders' equity requirement or its alternatives as set forth in Listing Rule 5550(b). Based on its submission dated December 17, 2009, the Company was granted an extension on January 29, 2010 (the "Extension Letter"), to evidence compliance with Listing Rule 5550(b), no later than March 10, 2010.

Subsequently, on February 22, 2010, the Company filed its Form 10-Q for the period ended December 31, 2009, in which it reported approximately $3.3 million in stockholders' equity. However, upon review of the filing, Staff determined that the Company did not demonstrate sustainable compliance with the $2.5 million stockholders' equity requirement, given its losses from continuing operations. In addition, the Company did not meet the terms of the extension in that the Form 10-Q did not contain an affirmative statement that, as of the date the Form 10-Q was filed, the Company believes it has regained compliance with the stockholders' equity requirement.

On January 29, 2010, Nasdaq adopted new rules that allow Staff to provide a company up to 180 calendar days to regain compliance with Listing Rule 5550(b). In that regard, during a March 2, 2010 telephone conversation, the Company was advised that it could provide an updated submission, in order to be considered for an additional extension; or it could comply with the terms of the Extension Letter by providing the affirmative statement noted above. To date, the Company has not provided an updated submission or provided the affirmative statement. Accordingly, the Company remains non-compliant with Listing Rule 5550(b), and this serves as an additional basis for delisting.

Our Listing Rules require that the Company, as promptly as possible, but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules which it is based.2 A copy of this announcement must be provided to Nasdaq's MarketWatch Department at least 10 minutes prior to its release.3 In the event the Company does not make this required public announcement, trading in its securities will be halted, even if the Company appeals Staff's determination to a Hearings Panel (the "Panel") as described below. For your convenience attached is a list of news services.

2 Please see the attached "Directory of News Services" page for additional guidance.

3 The notice must be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. A facsimile of the announcement should also be forwarded to the Listing Qualifications Department and the Hearings Department. The facsimile numbers for the Listing Qualifications Department and the Hearings Department are + 1 301 978 4028 and +1 301 978 8080, respectively.

4 Panels do not typically consider a plan that relies on the market reaction to news as a definitive plan.

5 The Form also includes instructions for payment by check.

6 The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

The Company may appeal Staff's determination to the Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Please note that the Company will be asked to provide a plan to regain compliance to the Panel. Historically, Panels have generally viewed a reverse stock split in 30 - 60 days as the only definitive plan acceptable to resolve a bid price deficiency.4 Recently, however, the authority of the Panel to grant additional time to companies was modified so that a Panel could allow up to 180 calendar days from the date of this letter, if the Panel deems it appropriate. Accordingly, the Company may wish to consider presenting a plan that includes a discussion of the events that it believes will enable it to regain compliance in this time frame and a commitment to effect a reverse stock split, if necessary.

A hearing request will stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel's decision. Hearing requests should not contain arguments in support of the Company's position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to "The NASDAQ Stock Market LLC" in accordance with the instructions on the attached Hearing Fee Payment Form.5 The request for a hearing must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on March 23, 2010.

Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company's hearing request on or before 4:00 p.m. Eastern Time on March 23, 2010.

As part of Staff's ongoing review or in response to any submissions the Company has made or will make, Staff may identify additional deficiencies under Nasdaq's rules. The Company will be formally notified of any such additional deficiencies and the basis for them.

Please use the link, "Hearing Requests & Process" on the attached chart for detailed information regarding the hearings process. If you would like additional information regarding the hearings process, please call the Hearings Department at +1 301 978 8203.

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

If the Company does not appeal Staff's determination to the Panel, the Company's securities will not be immediately eligible to trade on the OTC Bulletin Board or in the "Pink Sheets." The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared.7 Only a market maker, not the Company, may file a Form 211.

7 Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

While the suspension announcement will be included on the "Daily List," which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on March 24, 2010, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.